UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):October 24, 2011

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

We previously disclosed information in our Quarterly Report on Form10-Q for the three months ended September 30, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2010,  relating to three  shareholder derivative petitions that were filed by individual shareholders of the Company in the District Court of Harris County, Texas.   These cases had all been previously consolidated into a single case, called Lead Cause No. 2009-34535; In Re Isramco, Inc. Shareholder Derivative Litigation (the “Derivative Litigation”); In the 55th Judicial District Court of Harris County, Texas (the “Court”). The Company and the other defendants that have appeared in the case reached a tentative settlement of this litigation as to all claims and all named parties (the “Settlement”).  The Settlement was scheduled to receive final consideration by the Court on October 24, 2011.

On or around October 12, 2011, the Company’s former general counsel, Dennis Holifield, submitted a “Summary Report” to the Securities and Exchange Commission (the “Summary Report”), in which Mr. Holifield makes numerous factual allegations regarding Haim Tsuff, the Company‘s Chief Executive Officer and Chairman; Edy Francis, the Company’s Chief Financial Officer; Amir Sanker, the Company’s Asset Manager; and other Company personnel.  In the Summary Report, Mr. Holifield characterized the alleged conduct as illegal or criminal.

Mr. Holifield subsequently delivered a copy of the Summary Report to counsel for Plaintiff Yuval Lapiner in the In Re Isramco, Inc. Shareholder Derivate Litigation.  On or around October 20, 2011, Mr. Lapiner filed a Supplemental Objection to the Proposed Settlement relying, in part, on allegations in Mr. Holifield’s Summary Report.  As a result of Mr. Holifield’s allegations, the scheduled settlement hearing has been continued to December 12, 2011.

Messrs. Tsuff, Francis, and Sanker have reviewed all of Mr. Holifield’s allegations and have advised the Company that they have not engaged in any criminal conduct or other illegal activity. The Company, however, is investigating Mr. Holifield’s allegations.  The Company has called a meeting of the Board of Directors to be held in the next few days for the purpose of determining what action the Company should take to consider Mr. Holifield’s allegations.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description of Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: October 24, 2011	By:	/s/ Haim Tsuff
Haim Tsuff
Chief Executive Officer